[PWC logo]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of Back Bay Restaurant Group, Inc. on Form S-8 (File Nos. 33-68574 and 33-68576) and Form S-3 (File No. 33-76424) of our report dated February 12, 1999, except as to the information presented in Note 10 for which the date is March 26, 1999, relating to the consolidated financial statements of Back Bay Restaurant Group, Inc. as of December 27, 1998, which report appears in this Form 10-K.


                                                      PricewaterhouseCoopers LLP


Boston, Massachusetts
March 29, 1999